CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Delta Apparel, Inc.

We consent to the use of our report incorporated herein by reference.


/s/ KPMG LLP
KPMG LLP


Atlanta, Georgia
May 5, 2001